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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Regions Financial Corporation for the registration of up to 388,678 shares of its common stock and to the incorporation by reference therein of our report dated February 6, 1995, with respect to the consolidated financial statements of Regions Financial Corporation included in its Annual Report to Stockholders which is incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP
Birmingham, Alabama

January 10, 1996